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                                                                  Exhibit 99.06
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                 Consent to Be Named as a Prospective Director
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        The undersigned hereby consents to being named as a prospective director by Ameren Corporation of Ameren Corporation in the Registration Statement on
Form S-4 filed by Ameren Corporation with the Securities and Exchange Commission on November 13, 1995.


                                        /s/ Clifford L. Greenwalt
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                                        Clifford L. Greenwalt